EXHIBIT 21

                                    MAXXAM INC.

                           SUBSIDIARIES OF THE REGISTRANT


          Listed below are MAXXAM Inc.'s principal subsidiaries and the jurisdiction of their incorporation or organization. Certain subsidiaries are omitted which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.




                                                            State or Province
                                                            of Incorporation
                   Name                                     or Organization


     Aluminum Operations
     -------------------

     Alpart Jamaica Inc.                                    Delaware
     Alumina Partners of Jamaica (partnership)              Delaware
     Anglesey Aluminium Limited                             United Kingdom
     Kaiser Alumina Australia Corporation                   Delaware
     Kaiser Aluminum Corporation                            Delaware
     Kaiser Aluminium Europe (U.K.) Limited                 United Kingdom
     Kaiser Aluminium International, Inc.                   Delaware
     Kaiser Aluminum & Chemical Corporation                 Delaware
     Kaiser Aluminum & Chemical International N.V.          Netherlands,
	                                                           Antilles
     Kaiser Aluminum & Chemical of Canada Limited           Ontario
     Kaiser Aluminum Technical Services, Inc.               California
     Kaiser Bauxite Company                                 Nevada
     Kaiser Center, Inc.                                    California
     Kaiser Center Properties (partnership)                 California
     Kaiser Finance Corporation                             Delaware
     Kaiser Jamaica Bauxite Company (partnership)           Jamaica
     Kaiser Jamaica Corporation                             Delaware
     Queensland Alumina Limited                             Queensland
     Strombus International Insurance Company, Ltd.         Bermuda
     Trochus Insurance Company, Ltd.                        Bermuda
     Volta Aluminium Company Limited                        Ghana

     Forest Products Operations
     --------------------------

     Britt Lumber Co., Inc.                                 California
     MAXXAM Group Inc.                                      Delaware
     MAXXAM Properties Inc.                                 Delaware
     Salmon Creek Corporation                               Delaware
     Scotia Pacific Holding Company                         Delaware
     The Pacific Lumber Company                             Delaware



     Real Estate Operations
     ----------------------

     Horizon Corporation                                    Delaware
     MAXXAM Property Company                                Delaware
     MCO Properties Inc.                                    Delaware
     MCO Properties L.P. (partnership)                      Delaware
     MXM Mortgage L.P. (partnership)                        Delaware
     Palmas del Mar Properties, Inc.                        Delaware

     Race Park Operations
     --------------------

     Race Track Management Enterprises                      Delaware
     Sam Houston Race Park, Ltd.                            Delaware
     SHRP Acquisition, Inc.                                 Delaware
     SHRP Capital Corp.                                     Delaware
     SHRP General Partner, Inc.                             Texas
     SHRP Inc.                                              Delaware
     SHRP Management, Inc.                                  Delaware
